                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):    June 9, 1998



                           SIMON DEBARTOLO GROUP, INC.
               (Exact name of registrant as specified in charter)




         MARYLAND                   1-12618                 35-1901999
(State or other jurisdiction      (Commission             (IRS Employer
     of incorporation)            File Number)          Identification No.)



115 WEST WASHINGTON STREET                           46204
INDIANAPOLIS, INDIANA                              (Zip Code)
(Address of principal executive offices)



Registrant's telephone number, including area code:  (317) 685-1600

ITEM 5.  OTHER EVENTS

                              RECENT DEVELOPMENTS

     On January 26, 1998, Simon Debartolo Group, L.P. (the "Operating Partnership"), a majority owned subsidiary partnership of Simon DeBartolo Group, Inc. ("SDG"), acquired Cordova Mall in Pensacola, Florida for approximately $87.3 million, which included the assumption of a $28.9 million mortgage and the issuance of 1,713,016 units of ownership interest in the Operating Partnership ("Units"), valued at approximately $55.5 million. This 874,000 square-foot regional mall is wholly owned by the Operating Partnership. Subsequently, on May 15, 1998, the Operating Partnership retired the $28.9 million mortgage using proceeds from its $1.25 billion unsecured revolving credit facility.


     On January 30, 1998, the Operating Partnership acquired additional 15% ownership interests in Lakeline Mall and Lakeline Plaza for 191,634 Units valued at approximately $6.3 million. These acquisitions increased the Operating Partnership's ownership interest in each of these properties to a noncontrolling 75%.


     On February 27, 1998, the Operating Partnership, in a joint venture partnership with The Macerich Company ("Macerich"), acquired a portfolio of twelve regional malls and two community centers (the "IBM Properties") comprising approximately 10.7 million square feet of gross leasable area ("GLA") at a purchase price of $974.5 million, including the assumption of $485.0 million of indebtedness. The Operating Partnership and Macerich, as noncontrolling 50/50 partners in the joint venture, were each responsible for one half of the purchase price, including indebtedness assumed and each assumed leasing and management responsibilities for six of the regional malls. The Operating Partnership funded its share of the cash portion of the purchase price using borrowings from a new $300 million unsecured revolving credit facility (together with the $1.25 billion unsecured revolving credit facility, the "Credit Facilities"), which bears interest at LIBOR plus 0.65% and matures on August 27, 1998.

     In March 1998, the Operating Partnership transferred its 50% ownership interest in The Source, an approximately 730,000 square-foot regional mall, to a newly formed limited partnership in which it has a 50% ownership interest; as a result the Operating Partnership now owns an indirect noncontrolling 25% ownership interest in The Source. The Operating Partnership's partner in the newly formed limited partnership is entitled to a preferred return of 8% on its initial capital contribution, a portion of which was distributed to the Operating Partnership. The Operating Partnership applied the distribution against its investment in The Source.

     On April 29, 1998, SDG completed the sale of 1,433,526 shares of its common stock, par value $.0001 per share ("SDG Common Stock"), in a private offering. The net proceeds of approximately $44.1 million were contributed to the Operating Partnership in exchange for a like number of Units. The Operating Partnership used the net proceeds primarily to retire mortgage indebtedness.

     In a series of transactions consummated May 5, 1998, the Operating Partnership acquired the remaining 50.1% interest in Rolling Oaks Mall for 519,889 shares of SDG Common Stock, valued at approximately $17.2 million. The Operating Partnership issued 519,889 Units to SDG as consideration for the shares of SDG Common Stock.

     On May 29, 1998, SDG completed the sale of 1,523,809 shares of SDG Common Stock in a private offering. The net proceeds of $47.5 million were contributed to the Operating Partnership in exchange for a like number of Units. The Operating Partnership used the net proceeds to pay down the Credit Facilities.

     On June 1, 1998, the Operating Partnership sold The Promenade for $33.5 million. The Operating Partnership used the net sale proceeds to pay down the Credit Facilities.

     The Operating Partnership has obtained a commitment for a new mortgage on The Florida Mall for $90.0 million at an interest rate of 6.65% with a maturity date of February 28, 2000. The net proceeds will be used first to retire the Operating Partnership's share of the existing $75.0 million mortgage on this property, with the remaining $52.5 million being used to pay down the Credit Facilities. The Operating Partnership's joint venture partner will also be retiring their share of the existing mortgage. This transaction is expected to close on June 9, 1998.

                               PENDING CPI MERGER

     SDG has entered into a definitive merger agreement dated as of February 18, 1998 (the "CPI Merger Agreement") with Corporate Property Investors, Inc. ("CPI") and its "paired share" affiliate, Corporate Realty Consultants, Inc. ("CRC"). The CPI Merger Agreement provides that the Operating Partnership will directly or indirectly acquire all of the assets and liabilities of CPI and the current stockholders of SDG and CPI will become stockholders of a new entity, referred to herein as "Simon," and will receive or retain beneficial interests in all of the outstanding common stock of CRC (such transactions, the "CPI Merger"). The CPI Merger will result in the combination of the existing businesses and properties of SDG and CPI. The businesses will be conducted and such properties will be held through the Operating Partnership and/or its subsidiaries. See "-- Structure of Simon After the CPI Merger." SDG's obligation to complete the CPI Merger is not conditioned upon obtaining financing.

     The CPI Merger Agreement provides for (i) (X) the merger of a substantially wholly owned subsidiary of CPI with and into SDG, and (Y) the conversion of each outstanding share of SDG Common Stock into the right to receive one share of common stock, par value $0.0001 per share, of CPI ("CPI Common Stock" and, after consummation of the CPI Merger, "Simon Common Stock," as the case may be) and
(ii) immediately prior to the consummation of the CPI Merger, the declaration of a dividend for each outstanding share of CPI Common Stock consisting of: (a) $90.00 cash (subject to adjustment, as described below) (the "CPI Cash Dividend"); (b) 1.0818 shares of CPI Common Stock; and (c) 0.19 shares of CPI's Series B Convertible Preferred Stock, par value $.01 per share, having a liquidation value of $100 per share ("CPI Series B Preferred Stock," which from and after the effective time of the CPI Merger shall be referred to as "Simon Series B Preferred Stock") ((a), (b) and (c), collectively, the "CPI Merger Dividend"). Each share of Simon Common Stock outstanding or issued in connection with the CPI Merger will be paired with a beneficial interest in shares of common stock of CRC ("CRC Common Stock") held by certain trusts.

     The CPI Cash Dividend is subject to adjustment as follows: (i) if the Market Price (as defined below) for the SDG Common Stock at the effective time of the CPI Merger exceeds $38.67, then the CPI Cash Dividend shall be reduced by an amount equal to such excess multiplied by 2.0818 and (ii) if the Market Price for SDG Common Stock at the effective time of the CPI Merger is less than $28.58, then the CPI Cash Dividend shall be increased by an amount equal to such deficiency multiplied by 2.0818. The "Market Price" shall be the average of the closing prices per share for the SDG Common Stock on the New York Stock Exchange ("NYSE") for the 20 consecutive trading days ending on the fifth trading day prior to the effective time of the CPI Merger.

         See SDG's Current Report on Form 8-K, dated February 19, 1998, for a more complete description of the CPI Merger and the CPI Merger Agreement (attached thereto as Exhibit 10.1).

STRUCTURE OF SIMON AFTER THE CPI MERGER

     The CPI Merger will result in the combination of the existing businesses and properties of SDG and CPI. The businesses will be conducted and such properties will be held through the Operating Partnership and one or more subsidiaries of the Operating Partnership. In the CPI Merger, a substantially wholly owned subsidiary of CPI will merge with and into SDG, with SDG being the surviving company and becoming a subsidiary of Simon (with Simon owning in excess of 99.9% of its outstanding common stock). In exchange for each of their shares of SDG Common Stock, the stockholders of SDG will receive one share of Simon Common Stock. Based upon the capitalization of SDG and CPI on December 31, 1997, the stockholders of SDG would own in the aggregate approximately 67% of the outstanding shares of Simon Common Stock following the CPI Merger.

     The Operating Partnership will continue in existence after the CPI Merger under an amended and restated limited partnership agreement (the "Amended Operating Partnership Agreement"). At the effective time of the CPI Merger, Simon will transfer, or direct the transfer of, substantially all of the assets and liabilities that, prior to the CPI Merger, were CPI's assets and liabilities to the Operating Partnership and one or more subsidiaries of the Operating Partnership, in consideration for 54,412,100 Units and 5,175,287 preferred partnership interests in the Operating Partnership, which transfer will result in a reduction of the aggregate percentage interests in the Operating Partnership held by the Simons (which term means Melvin Simon, Herbert
Simon, David Simon, certain of their affiliates and includes certain other Simon family members and estates, trusts and other entities established for their benefit) and certain third parties (the "Limited Partners") from 36.9% to 28.8% assuming the CPI Merger had occurred on December 31, 1997. The assets and liabilities to be transferred by Simon are valued at $2.486 billion, based on the consideration to be received or retained by the stockholders of CPI in connection with the CPI Merger, which amount equals the value of the limited partnership interests in the Operating Partnership to be transferred to Simon and based on the trading price per share of SDG Common Stock of $33 5/8. As of December 31, 1997, Melvin and Herbert Simon, Simon's Co-Chairmen, and David Simon, Simon's Chief Executive Officer, held 4.1%, 3.2% and 1.2%, respectively, of the Operating Partnership, and after such transfer will hold 3.2%, 2.5% and 0.9%, respectively, assuming such transfer had taken place on December 31, 1997. The Limited Partners will own beneficially, in the aggregate, approximately a 28.8% limited partnership interest in the Operating Partnership following the transfer assuming the CPI Merger had occurred on December 31, 1997. Each of SDG and SD Property Group, Inc. (of which SDG owns in excess of 99.9% of the outstanding common stock) will continue as general partners of the Operating Partnership. Simon, both directly and indirectly through its ownership of SDG, will own approximately a 71.2% interest in the Operating Partnership and will be a general partner of the Operating Partnership assuming the CPI Merger had occurred on December 31, 1997.

DESCRIPTION OF CPI AND CRC

  General

     CPI

     CPI is a self-administered and self-managed, privately-held REIT that primarily owns interests in regional malls and also holds a portfolio of other commercial income-producing properties through investment in real estate and investments in joint ventures and partnerships that own or lease real estate. The 23 regional malls in which CPI owns interests contain an aggregate GLA of approximately 27 million square feet. The largest of such malls is Roosevelt Field in Hempstead, New York, which contains approximately 2.36 million square feet of GLA. As used in this Form 8-K and unless the context requires otherwise, "GLA" for a property includes area owned by third parties other than CPI or SDG at that property. "Owned GLA" refers only to GLA owned by CPI or SDG, as the case may be.


     CPI was organized as a Massachusetts business trust in 1971 and was incorporated in Delaware on March 13, 1998. Since its organization, CPI has operated in a manner intended to qualify as a REIT under the Code and predecessor statutory provisions. As a result of its REIT status, CPI has never paid or been assessed for any federal income taxes and has paid an immaterial amount of state income and franchise taxes in those few states in which a REIT is subject to taxation on a basis that is different than the U.S. federal income tax treatment of a REIT.

     CPI has investments in properties other than malls, including the General Motors Building in New York City. At the direction of SDG and in accordance with the CPI Merger Agreement, CPI intends to sell the General Motors Building in a transaction to be consummated prior to the effective time of the CPI Merger. On May 29, 1998, CPI entered into a definitive agreement (the "GM Building Sale Agreement") with Trump 767 Fifth Avenue LLC, an affiliate of Donald J. Trump and of Conseco, Inc., pursuant to which CPI expects to sell the General Motors Building for a cash purchase price of $800 million, subject to apportionments and payments at the closing of the sale, prior to the consummation of the CPI Merger. Although the Operating Partnership has received a $40 million deposit, there is no assurance that the sale will be consummated either prior to the consummation of the CPI Merger or otherwise.

     CRC

     CRC was formed in October 1975 for the purpose of engaging in real estate activities that would be problematic for CPI because of CPI's qualification for federal income tax purposes as a REIT. CPI and CRC are parties to an agreement pursuant to which CRC may not engage in any activity that could be engaged in by CPI without jeopardizing its status as a REIT unless CPI shall have been given a right of first refusal to engage in such activity, and CPI may not refer to any person other than CRC any business opportunity that could not be engaged in by CPI without jeopardizing its status as a REIT unless CRC shall have been given the right of first refusal to take advantage of such opportunity. Since the holders of CPI Common Stock own a proportionate beneficial interest in one or more trusts that own all the outstanding shares of CRC Common Stock, CPI and CRC are treated as a "paired share REIT" for federal income tax purposes. Since the shares were paired prior to the effective date of the relevant Internal Revenue Code of 1986, as amended (the "Code") provision that generally precludes such pairing, CPI and CRC are currently grandfathered from such provision. However, currently pending legislation may limit Simon's ability to acquire new property in CRC. See "Risks Associated with the CPI Merger -- Certain Tax Risks Related to CPI and CRC."

     At the present time, CRC's principal business is the ownership of an office building located at 305 East 47th Street in New York, New York, and the development and sale of approximately 144 acres of land through its 85% ownership interest in Mill Creek Land, LLC ("Mill Creek"), a joint venture between CRC and Buford Acquisition Company, L.L.C., an unaffiliated entity. The land owned by Mill Creek surrounds CPI's Mall of Georgia project in Buford, Georgia.

     As of January 1, 1998, CRC had 22 officers, all of whom are also officers of CPI, and no employees. All directors of CRC must be directors of CPI.

  CPI Portfolio Properties

     CPI owns direct or indirect interests in 23 regional malls, three office buildings, land intended to be developed as the Mall of Georgia and the land underlying (i) an additional office building, (ii) a hotel and (iii) a hotel, retail and office complex. All references to properties owned by CPI means properties owned by CPI or entities in which the beneficial ownership interests are owned, directly or indirectly, by CPI (the "CPI Portfolio Properties").

     The following table summarizes on a combined basis, as of December 31, 1997, certain information with respect to the CPI Portfolio Properties, in total and by type of property:

                                           TOTAL                  % OF        AVG. ANNUALIZED
                                           OWNED       % OF       OWNED        BASE RENT PER
                               GLA          GLA       OWNED    GLA THAT IS   LEASED SQ. FT. OF
TYPE OF PROPERTY            (SQ. FT.)    (SQ. FT.)     GLA       LEASED          OWNED GLA
----------------            ----------   ----------   ------   -----------   -----------------
Regional Malls
  Mall Store..............   9,435,821    9,397,391    56.27       94.3%          $31.30
  Freestanding............     326,110      195,315     1.17       85.4           $ 7.10
                            ----------   ----------   ------
     Subtotal.............   9,761,931    9,592,706    57.44       94.0           $30.90
  Anchor..................  16,987,975    3,132,535    18.76      100.0           $ 4.15
                            ----------   ----------   ------
          Regional Mall
            Total.........  26,749,906   12,725,241    76.20       95.5           $24.30
Office Buildings and
  Office Portion of
  Mixed-Use
  Properties(1)...........   3,975,257    3,975,257    23.80       88.7           $43.35
                            ----------   ----------   ------
          GRAND TOTAL.....  30,725,163   16,700,498   100.00       93.9%          $28.80
                            ==========   ==========   ======

---------------

(1) Includes the General Motors Building, which, at the direction of SDG and in accordance with the CPI Merger Agreement, CPI intends to sell pursuant to the GM Building Sale Agreement.

     Regional Malls

     CPI's regional malls contain two or more anchors, other than the Walt Whitman Mall which currently has one operating anchor and three anchors under construction, and a wide variety of smaller stores. CPI's regional malls range in size from approximately 695,000 to 2.36 million square feet of GLA, and include over 95 anchors, most of which are national retailers. Rent received from The Limited, Inc., a national retail clothing chain, accounted for approximately 8% of CPI's revenue during fiscal 1997. Roosevelt Field accounted for approximately 12.8% of CPI's total revenue (excluding equity in earnings of joint ventures and gain on sale of properties) during fiscal 1997. Of the 23 malls, 16 are owned 100% by CPI and CPI owns a 50% interest in the other seven. Regional malls represented 75% of CPI's total annualized base rent during fiscal 1997.

     The following table sets forth selected data for the mall and freestanding stores at CPI's regional malls:

                                                TOTAL MALL     PERCENT OF
                                                   AND           OWNED       AVERAGE BASE RENT
                                 NUMBER OF     FREESTANDING       GLA           PER LEASED
DATE                             PROPERTIES    OWNED GLA(1)      LEASED       SQUARE FOOT(2)
----                             ----------    ------------    ----------    -----------------
December 31, 1997..............      23            9,593          94.0%           $30.90
December 31, 1996..............      24           10,088          90.4             29.00
December 31, 1995..............      26           10,572          93.1             27.80
December 31, 1994..............      26           10,509          92.4             26.50
December 31, 1993..............      29           11,260          90.8             24.60

---------------

(1) In thousands of square feet.

(2) Base rent does not include the effects of percentage rent or common area maintenance charges reimbursed by the tenants, nor does it consider the costs required to obtain new tenants.

     Lease Expirations

     The following table sets forth scheduled expirations during the given periods set forth below of leases for mall stores and freestanding stores at CPI's regional malls, assuming that none of the tenants exercises available renewal options:

                                                                AVG. BASE RENT      % OF TOTAL LEASED
                          NO. OF LEASES    APPROX. LEASED     PER SQ. FT. UNDER     GLA REPRESENTED BY
YEAR ENDING DECEMBER 31,    EXPIRING       AREA IN SQ. FT.    EXPIRING LEASES(1)    EXPIRING LEASES(2)
------------------------  -------------    ---------------    ------------------    ------------------
1998...................         424             843,923             $30.37                  10.0%
1999...................         317             632,659              32.50                   7.5
2000...................         291             524,355              39.80                   6.2
2001...................         242             524,966              31.85                   6.2
2002...................         264             625,731              32.05                   7.4
2003...................         343           1,082,587              31.94                  12.8
Thereafter.............       1,336           4,232,945              36.09                  49.9
                              -----           ---------                                   ------
          Total........       3,217           8,467,166             $34.10                 100.0%

---------------

(1) Represents the average base rent in effect on December 31, 1997 for those leases expiring for tenants paying base rent.

(2) Percentage of total leased Owned GLA of mall and freestanding stores in CPI's regional malls as of December 31, 1997.

     Anchors

     As of December 31, 1997, anchor space represented 63.5% of the GLA in CPI's regional malls, of which 100.0% was occupied. The following table sets forth, as of December 31, 1997, certain information with respect to the five largest anchors (by occupied GLA) in CPI's regional malls:

                                                                                    TOTAL
                                                                 ANCHOR-OWNED     OWNED GLA
                                   NUMBER OF    ANCHOR-LEASED      OR LAND-      OCCUPIED BY
ANCHOR                              STORES           GLA          LEASED GLA       ANCHOR
------                             ---------    -------------    ------------    -----------
Federated Department Stores,
  Inc. ..........................     29          1,545,969       4,889,676       6,435,645
The May Department Stores Co. ...     19            169,772       2,086,172       2,255,944
Sears, Roebuck and Co. ..........     19            163,476       3,255,480       3,418,956
J.C. Penney Company, Inc. .......     15            643,517       1,752,784       2,396,301
Dillards Department Stores,
  Inc. ..........................      4             80,000         592,000         672,000

     Mall Stores and Freestanding Stores

     There are nearly 2,900 mall and freestanding stores in CPI's regional malls. Substantially all of these stores lease space from CPI. Mall and freestanding stores represent approximately 9.6 million of the 12.7 million square feet of total Owned GLA of these properties, with no single mall or freestanding store or chain occupying more than 6.7% of the total Owned GLA in all CPI Portfolio Properties or accounting for more than 7.8% of the total annualized base rent from the CPI Portfolio Properties.


     The following table sets forth, as of December 31, 1997, certain information with respect to the five largest mall and freestanding store tenants by Owned GLA occupied in CPI's regional malls:

                                                                                   % OF TOTAL
                                                                                   OWNED GLA
                                                   NUMBER OF        TOTAL GLA      LEASED BY
TENANT                                           STORES LEASED    (SQUARE FEET)      TENANT
------                                           -------------    -------------    ----------
The Limited, Inc. ...........................         152           1,122,143         11.7%
Woolworth Corporation........................         143             528,238          5.5
The Gap, Inc. ...............................          51             306,507          3.2
Luxottica Group..............................          46             188,847          2.0
The Wet Seal, Inc............................          28             123,178          1.3
                                                      ---           ---------         ----
          Total..............................         420           2,268,913         23.7%
                                                      ---           ---------         ----

     The following table sets forth certain additional information regarding the CPI Portfolio Properties as of March 31, 1998.

                                   OWNERSHIP INTEREST       CPI'S       YEAR BUILT        TOTAL
                                     (EXPIRATION IF      PERCENTAGE         OR             GLA          ANCHORS/SPECIALTY
NAME/LOCATION                       GROUND LEASE)(1)     INTEREST(2)     ACQUIRED     (SQUARE FEET)          ANCHORS
-------------                      ------------------    -----------    ----------    -------------    --------------------
 REGIONAL MALLS
 1.  Aurora Mall.................        Fee                100.0%         1975           950,000      JC Penney, Foley's,
     Aurora, CO                                                                                        Sears
 2.  Brea Mall...................        Fee                100.0          1977         1,300,000      Macy's, JC Penney,
     Brea, CA                                                                                          Nordstrom,
                                                                                                       Robinson-May, Sears
 3.  Burlington Mall.............        Fee                100.0          1968         1,255,000      Filene's, Macy's,
     Burlington, MA                                                                                    Lord & Taylor, Sears
 4.  Crystal Mall................        Fee                 50.0          1984           790,000      Filene's, Macy's,
     Waterford, CT                                                                                     Sears, JC Penney
 5.  Gwinnett Place..............        Fee                 50.0          1984         1,240,000      Macy's, Parisian,
     Atlanta, GA                                                                                       Rich's, Sears, JC
                                                                                                       Penney
 6.  Haywood Mall................   Fee and Ground           50.0          1980         1,255,000      Belk-Simpson,
     Greenville, SC                 Lease (May 2067)                                                   Dillard's, JC
                                                                                                       Penney, Rich's, Sears

 7.  Highland Mall...............   Fee and Ground           50.0          1971         1,100,000      Dillard's, Foley's,
     Austin, TX                     Lease (October                                                     JC Penney
                                         2070)
 8.  Lenox Square................        Fee                100.0          1959         1,530,000      Macy's, Neiman
     Atlanta, GA                                                                                       Marcus, Rich's
 9.  Livingston Mall.............        Fee                100.0          1972           990,000      Lord & Taylor,
     Livingston, NJ                                                                                    Macy's, Sears
10.  Metrocenter.................        Fee                 50.0          1973         1,350,000      Macy's, Dillard's
     Phoenix, AZ                                                                                       East, JC Penney,
                                                                                                       Robinson-May, Sears
11.  Nanuet Mall.................        Fee                100.0          1969           910,000      Macy's, Sears,
     Nanuet, NY                                                                                        Stern's
12.  Northlake Mall..............        Fee                100.0          1971           950,000      JC Penney, Macy's,
     Atlanta, GA                                                                                       Parisian, Sears
13.  Ocean County Mall...........        Fee                100.0          1976           870,000      JC Penney, Macy's,
     Toms River, NJ                                                                                    Sears, Stern's
14.  Palm Beach Mall.............        Fee                 50.0          1967         1,200,000      Burdines, JC Penney,
     West Palm Beach, FL                                                                               Lord & Taylor,
                                                                                                       Sears, Dillard's(3)
15.  Phipps Plaza................        Fee                100.0          1968           820,000      Lord & Taylor,
     Atlanta, GA                                                                                       Parisian, Saks Fifth
                                                                                                       Avenue
16.  Rockaway Townsquare.........        Fee                100.0          1977         1,210,000      JC Penney, Lord &
     Rockaway, NJ                                                                                      Taylor, Macy's,
                                                                                                       Sears
17.  Roosevelt Field.............        Fee                100.0          1956         2,360,000      Bloomingdales, JC
     Garden City, NY                                                                                   Penney, Macy's,
                                                                                                       Nordstrom, Stern's
18.  Santa Rosa Plaza............        Fee                100.0          1982           695,000      Macy's, Mervyn's,
     Santa Rosa, CA                                                                                    Sears
19.  South Shore Plaza...........        Fee                100.0          1961         1,585,000      Filene's, Macy's,
     Braintree, MA                                                                                     Lord & Taylor, Sears
20.  Town Center at Boca Raton...        Fee                100.0          1980         1,320,000      Bloomingdales,
     Boca Raton, FL                                                                                    Burdines, Lord &
                                                                                                       Taylor, Saks, Sears,
                                                                                                       Nordstrom (signed
                                                                                                       letter of intent to
                                                                                                       open in 2000)
21.  Town Center at Cobb.........        Fee                 50.0          1986         1,275,000      Macy's, Parisian,
     Atlanta, GA                                                                                       Rich's, Sears, JC
                                                                                                       Penney
22.  Walt Whitman Mall...........  Fee and Ground            98.0          1962           965,000      Macy's,
     Huntington, NY                Lease (December                                                     Bloomingdales, Saks,
                                      2032)(4)                                                         Lord & Taylor(5)

23.  Westminster Mall............       Fee                 100.0          1974         1,095,000      JC Penney,
     Westminster, CA                                                                                   Robinson-May,
                                                                                                       Robinson-May Home
                                                                                                       Store, Sears
OFFICE BUILDINGS
 1.  General Motors
     Building(6).................        Fee                100.0          1968         1,600,000      N/A
     New York, NY
 2.  The Lenox Building..........        Fee                100.0          1987           350,000      N/A
     Atlanta, GA
 3.  Rockaway Office Building....        Fee                100.0          1983            90,000      N/A
     Rockaway, NJ
MIXED USE/OTHER
 1.  Rockaway Convenience
     Center......................        Fee                100.0          1980               N/A      N/A
     Rockaway, NJ
 2.  Roosevelt Field Industrial
     Park........................        Fee                100.0           N/A               N/A      N/A
     Garden City, NY
 3.  Charles Square(7)...........        Fee                100.0          1985               N/A      N/A
     Cambridge, MA
 4.  JW Marriott Lenox(8)........        Fee                100.0          1987               N/A      N/A
     Atlanta, GA

---------------
(1) The date listed is the expiration date of the last renewal option available to CPI under the ground lease. Each ground lease listed in this column other than that of Haywood Mall covers at least 50% of its respective property.

(2) CPI's interests in some of the properties are subject to preferences on distributions in favor of other partners.

(3) Dillard's is scheduled to open in June of 1999.

(4) CPI owns 100% of operating leasehold and leased fee interests and 98.3% of tenants-in-common interests in the improvements.

(5) Bloomingdales is scheduled to open in August of 1998, Lord & Taylor is scheduled to open in late 1998 and Saks is scheduled to open in early 1999.

(6) Expected to be sold pursuant to the GM Building Sale Agreement.

(7) Land under hotel, retail and office complex.

(8) Land under 375-room hotel.

  Debt of CPI

     As of December 31, 1997, CPI's share of total consolidated debt and joint venture debt was approximately $978 million. As of such date, the weighted average interest rate for this debt was approximately 8.03%. Scheduled maturities of this debt for periods reflected are as follows:

                                                     MORTGAGE    UNSECURED     TOTAL
YEAR OF MATURITY                                     DEBT(1)      DEBT(1)     DEBT(1)
----------------                                     --------    ---------    --------
                                                              (IN THOUSANDS)
1998...............................................  $      0    $      0     $      0
1999...............................................         0           0            0
2000...............................................    13,367           0       13,367
2001...............................................     6,059      18,415       24,474
2002...............................................    25,680     252,278      277,958
2003...............................................    25,643     100,000      125,643
2004...............................................         0     150,000      150,000
2005...............................................         0           0            0
2006...............................................         0           0            0
2007...............................................    45,773           0       45,773
Thereafter.........................................    15,779     325,000      340,779
                                                     --------    --------     --------
          Total Principal Maturities...............   132,301     845,693      977,994
Net Unamortized Debt Premiums......................                                  0
                                                                              --------
CPI's Share of Total Debt..........................                            977,994

---------------
(1) Represents CPI's pro rata share of total consolidated and joint venture debt.

RISKS ASSOCIATED WITH THE CPI MERGER

     CERTAIN TAX RISKS RELATED TO CPI AND CRC. In 1983, the United States Congress passed legislation that requires that paired entities be treated as one entity for purposes of determining whether either entity meets the requirements in sections 856 through 860 of the Code and applicable Treasury Regulations (the "REIT Requirements"). This legislation does not apply to a paired share REIT if the REIT and its paired operating company were paired on June 30, 1983. CPI was paired with CRC prior to and remained paired on June 30, 1983. Although CPI has obtained a ruling addressing the effect of certain reorganization transactions of CPI related to the CPI Merger on CPI's grandfathered status, such ruling does not address the effect of the CPI Merger, and there are no judicial or administrative authorities interpreting this "grandfathering" rule in the context of a merger or otherwise.

     On February 2, 1998, the Clinton Administration released the fiscal 1999 budget, which contains certain proposals that may adversely affect REITs (the "Administration Proposals"). The Administration Proposals include a proposal to eliminate the benefits of the grandfathering rule described above. On March 26, 1998, Representative William Archer, Chairman of the House Ways and Means Committee, Senator William Roth, the Chairman of the Senate Finance Committee, and Senator Daniel Patrick Moynihan, the Senate Finance Committee Ranking Democrat, introduced identical bills in the House and Senate to limit the tax benefits of paired share REITs (the "Archer Bill"). On May 7, 1998, the Senate unanimously passed the Internal Revenue Restructuring and Reform Act of 1998, which contains the Archer Bill as one of its provisions. The Archer Bill, if enacted, would treat paired share entities that are otherwise grandfathered from the legislation described in the preceding paragraph as one entity with respect to assets acquired after or substantial improvements of existing assets occurring after March 26, 1998. Acquisitions occurring after March 26, 1998 pursuant to a binding written contract in force on that date, such as the CPI Merger Agreement, are treated as occurring on March 26, 1998 and are therefore not subject to this rule. However, the Archer Bill, if enacted, would limit CRC's ability to lease or otherwise engage in transactions with respect to real estate acquired by Simon after March 26, 1998, for which a binding written contract was not in force before March 26, 1998.

     The foregoing discussion is based on the Archer Bill and the Administration Proposals. The Archer Bill and the Administration Proposals will not become effective unless legislation is duly passed by Congress and signed by the President. During the legislative process, the Archer Bill and the Administration Proposals will be reviewed by Congressional committees and staff and be subject to public scrutiny by affected companies and industry groups. It is uncertain whether the Archer Bill or the Administration Proposals will become law or, if either does, what the details of the implementing legislation will be. Consequently, it is impossible to determine at this time all of the ramifications which would result from the legislation based on the Archer Bill or the Administration Proposals. Other legislation, as well as administrative interpretations or court decisions, also could change the tax law with respect to Simon's qualification as a REIT and the federal income tax consequences of such qualification. The adoption of any such legislation, regulations or administrative interpretations could have a material adverse effect on the results of operations, financial condition and prospects of Simon.

     If any of SDG, SD Property Group, Inc., The Retail Property Trust ("RPT") and, upon consummation of the CPI Merger, Simon (collectively, the "REIT Members") fails to qualify as a REIT, the nonqualifying entity will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, as discussed above, if any of the REIT Members fails to qualify as a REIT, all of the other REIT Members owning an interest in such REIT Member will also be disqualified and subject to federal income tax. Unless entitled to relief under certain statutory provisions, the REIT Members will be disqualified from treatment as REITs for the four taxable years following the year during which qualification is lost. If a disqualified REIT Member is owned directly or indirectly by the Operating Partnership, as is currently the case with RPT, the additional tax on such REIT Member would have an adverse impact on the Funds from Operations of the Operating Partnership. "Funds from Operations", as defined by the National Association of Real Estate Investment Trusts, means net income without giving effect to depreciation and amortization, gains or losses from extraordinary items, gains or losses on sales of real estate, gains or losses on investments in marketable securities and any provision/benefit for income taxes for such period, plus the allocable portion, based on ownership interest, of funds from operations of unconsolidated entities all determined on a consistent basis in accordance with generally accepted accounting principles. In addition, the failure of any REIT Member to qualify as a REIT could adversely impact the ability of the Operating Partnership to obtain favorable tax treatment for certain acquisitions and for equity financings conducted through SDG.

     POTENTIAL ADVERSE EFFECTS OF COMBINING THE COMPANIES. SDG and CPI are large enterprises with operations nationwide. There can be no assurance that costs or other factors associated with the integration of the two companies would not adversely affect the benefits of expected cost savings and future combined results of operations. SDG's and the Operating Partnership's management believes that following the CPI Merger, Funds from Operations will not initially grow as quickly as might be expected for Funds from Operations without the CPI Merger.

     All references to the "Operating Partnership" or "SDG" in this Form 8-K include the Operating Partnership or SDG, as the case may be, and those entities owned or controlled by each and its or their predecessors, unless the context indicates otherwise.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            SIMON DeBARTOLO GROUP, INC.



                                            /s/   James M. Barkley
                                            ---------------------------
                                            Name: James M. Barkley
                                            Title:   Secretary

June 9, 1998